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                                                                   EXHIBIT 10.30



                  AMENDMENT EFFECTIVE AS OF NOVEMBER 21, 1996
                         TO OCTOBER 18, 1990 AGREEMENT
                  -------------------------------------------


     This Agreement between Champion International Corporation, a New York corporation (the "Company"), and Joe K. Donald (the "Executive") is effective as of November 21, 1996.

     WHEREAS, the Company and the Executive entered into an Agreement dated October 18, 1990, as amended September 19, 1991 (the "Agreement"), relating to the employment of the Executive by the Company; and

     WHEREAS, the Company and the Executive desire to amend the Agreement in order to include certain provisions relating to the cessation of employment under specified circumstances between September 1, 1998 and August 14, 2000;

     NOW, THEREFORE, it is hereby agreed by and between the parties as follows:

     1.  A new paragraph 17 is added to the Agreement as follows:

     "17.  Special Provisions Relating to Cessation of Employment Under Certain
           --------------------------------------------------------------------
Circumstances Between September 1, 1998 and August 31, 1999
-----------------------------------------------------------

          (a)  Termination Payments
               --------------------

     If the Executive's full-time employment with the Company ceases as the result of his voluntary separation from service at any time during the period from and including September 1, 1998 to and including August 31, 1999 (the "First Special Period"), then, subject to compliance by the Executive with paragraphs 3 and 19, the following provisions of this subparagraph (a) shall apply: The Company shall pay to the Executive or, in the event of his death following his voluntary separation from service, his beneficiary or beneficiaries or his estate, as the case may be, a monthly sum equal to the highest total monthly compensation (highest total of annual salary plus annual bonus for any calendar year of employment, divided by twelve) paid to the Executive. Such payments shall commence on the last day of the month next following the Executive's voluntary separation from service and shall continue until the last day of the twenty-fourth full calendar month following the Executive's voluntary separation from service, provided, however, that such payments shall not continue beyond the last day of the month next preceding the month in which he shall, with his written consent, commence receiving his retirement allowance under the Company's pension plan. (Termination payments in the case of termination without Cause at any time, including during the First Special Period, are provided for in paragraph 1.)
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          (b)  Annual Bonus
               ------------

     If the Executive's full-time employment with the Company ceases as the result of his termination without Cause or his voluntary separation from service at any time during the First Special Period, then, subject to compliance by the Executive with paragraphs 3 and 19, the following provisions of this
subparagraph (b) shall apply:   The Compensation and Stock Option Committee of
the Board of Directors of the Company (the "Compensation Committee") shall determine the amount of annual bonus, if any, that would have been paid to the Executive for the calendar year (i.e., 1998 or 1999) in which his employment ceased if he had remained in the Company's employment for the entire calendar year. If the Compensation Committee determines that such an annual bonus would have been paid, then the Company shall pay to the Executive an amount equal to such annual bonus multiplied by a fraction, the numerator of which is equal to the number of days during such calendar year that he was a full-time employee of the Company and the denominator of which is 365. Any such payment shall be made as soon as practicable following the cessation of employment of the Executive. Any such payment shall be in addition to termination payments made pursuant to either paragraph 1 in the case of a termination without Cause or subparagraph 17(a) in the case of a voluntary separation from service during the First Special Period.

          (c)  Notice of Cessation of Employment
               ---------------------------------

     Voluntary separation from service: In order to be entitled to the payments provided for in subparagraphs 17(a) and (b) in the case of a voluntary separation from service, the Executive shall give written notice thereof to the Company during the First Special Period. Such voluntary separation from service shall be effective upon receipt of such notice by the Company.

     Termination without Cause: (x) In the case of an actual termination without Cause, as specified in subparagraph 1(b)(i), during the First Special Period, the Executive shall not be required to give any notice to the Company in
order to be entitled to the payment provided for in subparagraph 17(b).    (y)
In the case of the occurrence during the First Special Period of one or more of the constructive-termination-without-Cause events specified in subparagraph 1(b)(ii), the Executive shall give written notice to the Company during the First Special Period of his election to cease employment with the Company in order to be entitled to the payment provided for in subparagraph 17(b). Such cessation of employment shall be effective upon receipt of such notice by the Company. Such notice also shall entitle the Executive to the applicable payments provided for in paragraph 1 and shall be in lieu of, and shall release the Executive from the obligation to give, sixty days' advance written notice of his cessation of employment pursuant to subparagraph 1(b)(ii)."

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     2.  A new paragraph 18 is added to the Agreement as follows:

     "18.  Special Provisions Relating to Termination Without Cause Between
           ----------------------------------------------------------------
September 1, 1999 and August 14, 2000
-------------------------------------

          (a)  Stock Award
               -----------

     If the Executive's full-time employment with the Company ceases as the result of his termination without Cause at any time during the period from and including September 1, 1999 to and including August 14, 2000 (the "Second Special Period"), then, subject to compliance by the Executive with paragraphs 3 and 19, the following provisions of this subparagraph (a) shall apply: The Company shall award 6,000 shares of the Common Stock of the Company to the Executive as soon as practicable following the termination without Cause of the Executive, subject to subparagraph 18(d). Such award shall be in addition to termination payments made pursuant to paragraph 1.

          (b)  Adjustments
               -----------

     The number of shares provided in subparagraph 18(a) shall be subject to adjustment in accordance with the anti-dilution provisions of the agreement between the Executive and the Company (the "Stock Award Contract") relating to the award of an aggregate of 40,000 shares of the Common Stock of the Company to the Executive in installments if the Executive is employed by the Company on August 15, 1998, August 15, 2000 and August 15, 2002.

          (c)  Notice of Cessation of Employment
               ---------------------------------

     In the case of an actual termination without Cause, as specified in subparagraph 1(b)(i), during the Second Special Period, the Executive shall not be required to give any notice to the Company in order to be entitled to the stock award provided for in subparagraph 18(a).

     In the case of the occurrence during the Second Special Period of one or more of the constructive-termination-without-Cause events specified in sub-paragraph 1(b)(ii), the Executive shall give written notice to the Company during the Second Special Period of his election to cease employment with the Company in order to be entitled to the stock award provided for in subparagraph 18(a). Such cessation of employment shall be effective upon receipt of such notice by the Company. Such notice also shall entitle the Executive to the applicable payments provided for in paragraph 1 and shall be in lieu of, and shall release the Executive from the obligation to give, sixty days' advance written notice of his cessation of employment pursuant to subparagraph 1(b)(ii).

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          (d)  Taxes
               -----

     Promptly after the Executive becomes entitled to the stock award provided for in subparagraph 18(a), the Company shall notify the Executive of the amount which it is required to withhold for federal, state, local and other taxes in respect of the award. The Executive shall have the right to direct the Company to withhold a portion of the shares to which he is entitled pursuant to subparagraph 18(a) in satisfaction of his tax obligations in respect of the award. In the absence of such a direction from the Executive, the Company shall not be required to issue shares pursuant to subparagraph 18(a) until it has received from the Executive an amount in cash equal to the amount which it has notified the Executive is required to be withheld in respect of the award.

          (e)  Stock Award Contract
               --------------------

     Nothing herein shall be deemed to modify in any way the terms of the Stock Award Contract. The termination without Cause of the Executive during the Second Special Period shall entitle the Executive to the stock award provided for in subparagraph 18(a), but shall not entitle the Executive to any award pursuant to the Stock Award Contract."

     3.  A new paragraph 19 is added to the Agreement as follows:

     "19.  Provisions Relating to Benefits Under Paragraphs 17 and 18
           ----------------------------------------------------------

          (a)  Competition
               -----------

     By accepting the payments provided for in subparagraph 17(a) or (b) or the stock award provided for in subparagraph 18(a), the Executive will be deemed to have agreed that he shall not engage in any competition with any of the businesses in which the Company or its subsidiaries or affiliates may be engaged at the time of the cessation of his employment, including without limitation entering into employment or consulting arrangements with any entity that engages in such competition, for a period of two years after the cessation of his
employment.   In such event, the provisions of this subparagraph 19(a) shall apply and the provisions of subparagraph 3(e) shall not apply.

     The Executive agrees that the Company may seek enforcement of the provisions of this subparagraph 19(a) by injunctive or other equitable relief.

          (b)  Cessation of Employment Other Than as Specified in Paragraph 17
               ---------------------------------------------------------------
             or 18
             -----

       It is understood and agreed that the provisions of paragraph 17 shall apply only to the cessation of the Executive's employment under the circumstances specified therein during the First Special Period. Such provisions shall not apply to the cessation of the Executive's employment under any other circumstances during

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the First Special Period or under any circumstances before or after the First
Special Period.

     It is understood and agreed that the provisions of paragraph 18 shall apply only to the termination without Cause of the Executive's employment during the Second Special Period. Such provisions shall not apply to the cessation of the Executive's employment under any other circumstances during the Second Special Period or under any circumstances before or after the Second Special Period."

     4. Subparagraph 1(a)(v) is amended to add the words "or subparagraph 17(a) below" immediately after the words "under subparagraph 1(a)(i) above" at both places in which the words "under subparagraph 1(a)(i) above" appear.

     5. Subparagraph 1(b)(ii) is amended to add the words ", subject to subparagraphs 17(c) and 18(c)," immediately after the words "provided that".

     6. Paragraph 2 is amended to add the words "or subparagraph 17(a) below" immediately after the words "described in paragraph 1 above".

     7. The Agreement, as amended by this amendment, shall be governed by and construed in accordance with the laws of the State of New York.

     8. The Company and the Executive understand and agree that all references in the Agreement to the provisions thereof that are amended hereby shall be deemed to be references to such provisions as amended hereby.

     9. Except as amended hereby, all of the terms and conditions set forth in the Agreement shall continue in full force and effect without change.

     IN WITNESS WHEREOF, the Company has caused this amendment to be executed and its seal to be affixed hereto, and the Executive has executed this amendment, all as of November 21, 1996.


                                        Champion International Corporation


                                        By /s/ R. E. Olson
                                        ----------------------------------------
                                        Chairman of the Board of Directors
ATTEST:

/s/ Lawrence A. Fox
-----------------------------
Vice President and Secretary

                                        /s/ Joe K. Donald
                                        ----------------------------------------
                                        Joe K. Donald

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